Exhibit 10.3

POWERFLEET, INC.

Confidentiality, Assignment of Contributions and

Inventions, Non-Competition, and Non-Solicitation Agreement

Background. I am a paid employee of Powerfleet, Inc., a Delaware corporation (the “Company”). I am executing this Agreement in consideration of my offer of employment with the Company and the severance agreement effective as of August 11, 2026.

1. Confidentiality. While working for the Company, I may in the future develop or acquire, knowledge in my work or from my colleagues or otherwise of Confidential Information relating to the Company, its business, potential business or that of its customers or its or their respective affiliates. “Confidential Information” includes information concerning the identity of customers or their requirements or key contacts within the customer’s organization, suppliers, distributors, software programs, demonstration programs, routines, algorithms, computer systems, plans, strategies, research, formulations, processes, production methods and sources, products and specifications, equipment manufacturing and other techniques, designs, know-how, show how, trade secrets, inventions, improvements, discoveries, concepts, methodology, formulas, drawings, maps, manuals, models, specifications, records, files, memoranda, notes, reports, files, correspondence, financial and sales data, pricing lists or terms, trading terms, training materials and methods, marketing, distribution, and merchandising techniques and strategies, evaluations, opinions and interpretations, together with all other writings or materials of any type embodying any of the foregoing and any and all other technical, operating, financial, and business information or materials relating to the Company, its customers or its or their respective affiliates, whether or not reduced to writing or other medium and whether or not marked or labeled confidential, proprietary, or the like, regardless of whether created by me, others or both. Notwithstanding the foregoing, Confidential Information does not include (i) information that is or becomes public domain without fault on my part, (ii) information independently developed by me without use of or reference to the Company’s Confidential Information, or (iii) general skills, knowledge and experience I gained during employment. I will have the burden of proof with respect to the exclusion of any information from the definition of “Confidential Information.”

With respect to Confidential Information of the Company, its customers and its or their respective affiliates, I agree that:

(a) The Confidential Information is and will continue to be the sole and exclusive property of the Company;

(b) Except as required under applicable law or pursuant to any judicial process or administrative proceeding with subpoena powers, I will use the Confidential Information only in the performance of my duties for the Company. I will not use the Confidential Information at any time (during or after my employment with the Company or any of its affiliates) for my personal benefit, for the benefit of any other Person or in any manner adverse to the interests of the Company, its customers or its or their respective affiliates;

(c) Except as required under applicable law or pursuant to any judicial process or administrative proceeding with subpoena powers, I will not disclose the Confidential Information at any time (during or after my employment with the Company or any of its affiliates) except to authorized Company personnel, unless the Company consents in advance in writing or unless the Confidential Information becomes of public knowledge or enters the public domain (without fault on my part);

(d) I will safeguard the Confidential Information by all reasonable steps and abide by all policies and procedures of the Company and its customers in effect from time to time regarding storage, copying, destroying, publication or posting, or handling of such Confidential Information, in whatever medium or format that Confidential Information takes;

(e) Except as required under applicable law or pursuant to any judicial process or administrative proceeding with subpoena powers, I will execute and abide by all confidentiality agreements that the Company reasonably requests me to sign or abide by, whether those agreements are for the benefit of the Company, an affiliate or an actual or a potential customer or supplier thereof;

(f) I will return all materials containing or relating to Confidential Information, together with all other Company or customer property, to the Company when my employment with the Company or any of its affiliates terminates (either voluntary or involuntary) or upon the Company’s earlier request. I shall not retain any copies or reproductions of correspondence, memoranda, reports, notebooks, drawings, photographs, or other documents relating in any way to the business or affairs of the Company, its customers or its or their respective affiliates; and

(g) Upon any termination of my employment with the Company, I will acknowledge to the Company, in writing and under oath, in the form attached hereto as Exhibit A that I have complied with this Agreement.

As used herein, the term “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or department, agency or subdivision of the government entity.

For purposes of clauses (b), (c) and (e), in the event of any required disclosure, I will promptly notify the Company and reasonably cooperate and assist the Company in resisting such disclosure in the event it chooses to do so; provided, however, that it is understood that I shall have no personal obligation to file any motion or take any similar action to resist the disclosure of information in a court of law or with respect to any similar legal authority.

2. Contributions and Inventions. While employed by the Company, I may make Contributions and Inventions deemed by the Company to have value to it. The terms “Contributions” and “Inventions” are understood to include all information, ideas, concepts, technology, improvements, discoveries, formulae, inventions, creations, discoveries, techniques, designs, methods, trade secrets, technical specifications and data, works, modifications, processes, know-how, show-how, concepts, expressions, improvements, works of authorship (including computer programs), ideas and other developments, whether or not they are patentable or copyrightable or subject to analogous protection and regardless of their form or state of development and whether or not I have made them alone or with others, together with any and all rights to U.S. or foreign applications for patents, inventor’s certifications or other industrial rights that may be filed thereon, including divisions, continuations-in-part, reissues and/or extensions thereof.

This Agreement covers Contributions and Inventions of any kind that are conceived or made by me, alone or with others, while I am employed by the Company, regardless of whether they are conceived or made during regular working hours or at my place of work (whether located at the Company, customer facilities, at home or elsewhere) and that (i) relate to the Company’s business or potential business or that of its affiliates, (ii) result from tasks assigned to me by the Company, or (iii) are conceived or made with the use of the Company’s time, facilities, resources, or materials. With respect to Contributions or Inventions covered by this Agreement, I agree that:

(a) I will disclose them promptly to the Company. I will not disclose them to anyone other than authorized Company personnel;

(b) They will belong solely to the Company from conception as “works made for hire” (as that term is used under U.S. copyright law) or otherwise. To the extent that title to any such Contributions and Inventions do not, by operation of law, vest in the Company, I hereby irrevocably assign to the Company all right, title and interest, including, without limitation, tangible and intangible rights such as patent rights, trademarks, and copyrights, that I may have or may acquire in and to all such Contributions and Inventions, benefits and/or rights resulting therefrom, and agree to promptly execute any further specific assignments related to such Contributions or Inventions, benefits and/or rights at the request of the Company. If the Company wants more specific or formal evidence of this, I will sign written documents of assignment at the Company’s request. I also hereby assign to the Company, or waive if not assignable, all “moral rights” in and to any Contributions and Inventions and agree promptly to execute any further specific assignments or waivers related to moral rights at the request of the Company; and

(c) I will, at any time, either during the time I am employed by the Company or thereafter, assist the Company in obtaining and maintaining patent, copyright, trademark, mask works and other protection for them, in all countries and territories, at the Company’s expense. In the event that the Company is unable to secure my signature after reasonable effort in connection with any patent, trademark, copyright, mask work or other similar protection relating to a Contribution or an Invention, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and on my behalf and stead to execute and file any such application and to do all other lawfully permitted acts to further the prosecution and issuance of patents, trademarks, copyrights, mask works or other similar protection thereon with the same legal force and effect as if executed by me.

(d) Any Contributions or Inventions relating to the business of the Company and disclosed to the Company within 6 months following the termination of my employment shall be deemed to fall within the provisions of this Section 2. The “business of the Company’ as used in this Section 2 includes the actual business conducted by the Company or any of its affiliates at any time during my employment with the Company, as well as any business in which the Company or any of its affiliates, at any time during my employment with the Company, proposes or proposes to engage.

3. Obligations to Prior Employers or Others. I do not have any non-disclosure, non-compete, non-solicitation or other obligations to any previous employer or other Person that would prohibit, limit, conflict or interfere with my obligations under this Agreement or the performance of my duties for the Company. I will not disclose to the Company or its customers or induce the Company or its customers to use any secret or confidential information or material belonging to others, including my former employers, if any.

4. Excluded Information. A complete list, by non-confidential descriptive title of all Contributions, Inventions, ideas, reports or other creative works, if any, made or conceived by me prior to my employment by the Company and intended to be excluded from this Agreement, is attached as Exhibit B. I shall not assert any rights under any Contributions, Inventions, ideas, reports or other creative works as having been made or acquired by me prior to my being employed by the Company, unless such Contributions, Inventions, ideas, reports or other creative works are identified on Exhibit B. If, after the date of this Agreement, I believe that any Contribution or Invention is excluded from this Agreement, I agree to obtain written authorization from the Company, prior to applying for any patent on the Contribution or Invention, and prior to taking any steps to commercially exploit the Contribution or Invention.

5. Covenant Against Competition and Solicitation.

(a) I acknowledge and understand that, in view of my position as an employee of the Company, I may have previously been afforded, or in the future may be afforded, access to the Company’s Confidential Information and that of its affiliates. I therefore agree that during the course of my employment with the Company and for a period of 12 months after termination of my employment with the Company and all of its affiliates (for any reason or no reason) (the “Restricted Period”), I will not, anywhere within the United States of America or any other country or territory in which the Company or its affiliates conducts business, either directly or indirectly, whether alone or as an employee, employer, consultant, independent contractor, agent, principal, partner, joint venturer, stockholder, member, officer, director or otherwise of any company or other business enterprise, or in any other individual or representative capacity, engage in, assist in, or participate in any Competitive Business. As used in this Agreement, “Competitive Business” shall mean any individual, entity, or business enterprise that is engaged in or is seeking to engage in: the development, design, manufacture, marketing, sale and/or distribution of any products that are directly competitive with products that (a) represent at least 10% of the Company’s consolidated product revenues, (b) were first sold or distributed by the Company or any of its affiliates during the then-immediately preceding 12-month period, or (c) are being developed, produced, marketed and/or distributed by the Company or any of its affiliates and are scheduled to be first sold or distributed by the Company within a 12-month period; provided, however, that for purposes of this definition, a business shall be a “Competitive Business,” as it applies during the 12 month period after termination of my employment only if the Company is engaged or is actively seeking to engage in that business on the date of my termination of employment with the Company or was engaged or actively seeking to engage in that business at any time during the preceding 12 months and if I was then-aware or reasonably should then-be aware that substantial and material steps or preparation have been taken with respect to such products or services. Nothing in this Section 5(a) shall be deemed to prohibit me from holding not more than 5% of the outstanding shares of any class of capital stock of any corporation which is publicly traded on a national securities exchange, so long as I have no active participation in the business of such corporation.

(b) During the Restricted Period, I will not, without the express prior written consent of the Company, directly or indirectly: (i) solicit, induce, or assist any third person in soliciting or inducing any Person that, to my knowledge, is (or was at any time within the 12 months prior to the solicitation or inducement) an employee, consultant, independent contractor or agent of the Company or any of its affiliates with whom I had material business contact to leave the employment of the Company or any of its affiliates or cease performing services as an independent contractor, consultant or agent of the Company or any of its affiliates; or (ii) solicit or transact any business with or assist any third party in soliciting or transacting any business with any Person that is or was (at any time within 12 months prior to the contact, communication, solicitation, or transaction) known to me to be a customer, distributor or supplier of the Company or its affiliates and with whom I had direct business contact or knowledge of Confidential Information (or Person who, at any time during the 12 months prior to the contact, communication, solicitation, or transaction, the Company or its affiliates contacted, communicated with or solicited for the purposes of becoming a customer, distributor, or supplier of the Company or its affiliates and I was in any way involved with such contact, communication, or solicitation) for the purposes of inducing such customer, distributor, or supplier or potential customer, distributor, or supplier to purchase goods or services from, or provide goods or services to, any Competitive Business, or to terminate its or their business relationship with the Company or its affiliates.

6. Defend Trade Secrets. Pursuant to the Defend Trade Secrets Act of 2016, I understand that:

An individual may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding.

Further, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the employer’s trade secrets to the attorney and use the trade secret information in the court proceeding if the individual: (a) files any document containing the trade secret under seal; and (b) does not disclose the trade secret, except pursuant to court order.

7. Non-Disparagement. I will not at any time (during or after my employment with the Company) publicly disparage the reputation of the Company, its affiliates, or any of its or their respective officers and directors. The Company shall direct its officers and directors not to, disparage me during or after my employment with the Company. This obligation shall not in any way apply to internal discussions related to the Company or the Company’s employees, agents, officers, and directors which are conducted in a professional manner and not disclosed to the public or any third party. Notwithstanding the foregoing, nothing in this Agreement or in any other agreement between the parties shall limit or impair any right to: (i) voluntarily communicate with an attorney retained by me or disclose information about unlawful acts in the workplace (including, but not limited to, sexual harassment); (ii) make truthful statements in connection with exercising or enforcing any of my rights under this Agreement; (iii) voluntarily communicate with any law enforcement or government agency, including the Securities and Exchange Commission (“SEC”), the Equal Employment Opportunity Commission, or any other state or local commission on human rights or similar entity, in each case without advance notice to the Company; (iv) disclose or discuss the underlying facts or circumstances relating to any sexual assault or sexual harassment dispute or claims of discrimination, in violation of laws prohibiting discrimination, against the Company; (v) recover an SEC whistleblower award as provided under Section 21F of the Securities Exchange Act of 1934; or (vi)(A) respond to a lawful subpoena from or meet regulatory or reporting obligations to a government agency or entity or self-regulatory organization, (B) comply with any other legal obligation, or (C) report possible violations of federal or state law or regulation (including securities laws and regulations) to any governmental agency or entity or self-regulatory organization or cooperate with any governmental agency in connection with such possible violation.

8. Interpretation and Scope of this Agreement.

(a) In the event that any court of competent jurisdiction shall determine that any one or more of the provisions contained in this Agreement shall be unenforceable in any respect, then such provision shall be deemed limited and restricted to the extent that the court shall deem the provision to be enforceable. It is the intention of the parties to this Agreement that the covenants and restrictions in this Agreement be given the broadest interpretation permitted by law. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision hereof. The covenants and restrictions contained in this Agreement shall be deemed a series of separate covenants and restrictions. If, in any judicial proceeding, a court of competent jurisdiction should refuse to enforce all of the separate covenants and restrictions in this Agreement, then such unenforceable covenants and restrictions shall be deemed eliminated from the provisions of this Agreement for the purpose of such proceeding to the extent necessary to permit the remaining separate covenants and restrictions to be enforced in such proceeding.

(b) I acknowledge that the restrictions on the activities in which I may engage that are set forth in this Agreement and the location and period of time for which such restrictions apply are reasonable and necessary to protect the legitimate business interests of the Company and shall survive the termination of my employment. I understand that the Company’s business is global and, accordingly, the restrictions cannot be limited to any particular geographic area. I further acknowledge that the restrictions contained in this Agreement will not prevent me from earning a livelihood during the applicable period of restriction.

(c) I understand and agree that if I breach or threaten to breach any of the provisions of this Agreement, including, without limitation, the provisions of Sections 1, 2, 5 or 6 hereof, the Company would suffer irreparable harm and damages would be an inadequate remedy. Accordingly, I acknowledge that, in the event of any breach or threatened breach by me of any of the provisions of this Agreement, the Company shall be entitled to temporary, preliminary and permanent injunctive or other equitable relief in any court of competent jurisdiction (without being required to post a bond or other collateral) and to an equitable accounting of all earnings, profits and other benefits arising, directly or indirectly, from such violation, which rights shall be cumulative and in addition to (rather than instead of) any other rights or remedies to which the Company may be entitled at law or in equity. In addition (and not instead of those rights), I further covenant that I shall be responsible for payment of the reasonable fees and expenses of the Company’s attorneys and experts, as well as the Company’s court costs, pertaining to any suit, arbitration, mediation, action or other proceeding (including the costs of any investigation related thereto) in which the Company prevails, arising directly or indirectly out of my violation or threatened violation of any of the provisions of this Agreement. If the Company does not prevail in any suit, arbitration, mediation, action or other proceeding arising directly or indirectly out of my purported violation of any of the provisions of this Agreement, the Company shall be responsible for payment of the reasonable fees and expenses of attorneys and experts that I incur, as well as my court costs, pertaining to any such suit, arbitration, mediation, action or other proceeding (including the costs of any investigation related thereto).

(d) This Agreement shall be binding upon me, my heirs, assigns and personal representatives and shall inure to the benefit of the Company, its affiliates and their respective successors and assigns (including, without limitation, the purchaser of all or substantially all of its assets).

(e) This Agreement shall constitute the entire agreement between Company and myself with respect to the matters covered hereby and shall supersede all previous written, oral or implied understandings between us with respect to such matters.

(f) I acknowledge that my employment with the Company is “at-will.” I understand that nothing contained in this Agreement shall give me a right to continue in the employ of the Company, and the right to terminate my employment with the Company, at any time, with or without cause, is specifically reserved to the Company. I also understand that I may resign from employment with the Company at any time in my discretion.

(g) Any and all actions or controversies arising out of this Agreement, Employee’s employment by the Company or termination therefrom, including, without limitation, tort claims, shall be construed and enforced in accordance with the internal laws of the State of New Jersey, without regard to the choice of law principles thereof.

I represent and warrant that: (a) I have read this Agreement; (b) I understand all the terms and conditions hereof; (c) I have entered into this Agreement of my own free will and volition; (d) I have been advised by the Company to seek and have, to the extent I have deemed necessary, received the advice of counsel of any own selection; and (e) the terms of this Agreement are fair, reasonable and are being agreed to voluntarily in exchange for my continued employment with the Company and the severance agreement between the Company and me effective as of August 11, 2026.

August 10, 2026		/s/ Paul Lalljie
Date		Name:	Paul Lalljie

Accepted:

POWERFLEET, INC.

By:	/s/ Melissa Garza
Name:	Melissa Garza
Title:	CHRO

EXHIBIT A

The undersigned, being duly sworn, does hereby certify that he/she has complied with, and will continue to comply with, for the applicable period set forth therein, all of the terms of the Confidentiality, Assignment of Contributions and Inventions, Non-Competition and Non-Solicitation Agreement dated August 11, 2026 by the Undersigned in favor of Powerfleet, Inc. (the “Company”). I have returned all Company property and all materials relating to or containing Confidential Information to the Company and I have not retained any copies or reproductions of any correspondence, memoranda, reports, notebooks, drawings, photographs or other documents or materials relating to the affairs of the Company, its customers and its or their affiliates.

/s/ Paul Lalljie
Name:	Paul Lalljie

Sworn to Subscribed to before me this 10th day of August, 2026

EXHIBIT B

Excluded Information

(See Section 4. If None, type “NONE”)

NONE